UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 25, 2016

LEXARIA BIOSCIENCE CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52138	20-2000871
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

#950 – 1130 West Pender Street, Vancouver, BC Canada	V6E 4A4
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code      (604) 602-1675

LEXARIA CORP.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into a Material Definitive Agreement

On July 25, 2016, Lexaria announced that it is entering into a loan agreement for the principal amount of US$50,000. The loan is provided by CAB Financial Services Ltd., which is a private holding company wholly-owned by Lexaria’s CEO. The term of the agreement is for 15 months, with an interest-free holiday for the first 3 months: if the loan is repaid within 3 months, no interest will be due. For the final 12 months of the term, Lexaria will pay 8% simple interest. This secured loan is not convertible. Lexaria will use the proceeds of this loan for general working capital purposes.

Item 7.01	Regulation FD Disclosure

A copy of the news release announcing the details of the loan agreement is filed as exhibit 99.1 to this current report and is hereby incorporated by reference.

Item 9.01	Financial Statements and Exhibits

10.1	Loan agreement dated July 25, 2016

99.1	Press Release dated July 25, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEXARIA BIOSCIENCE CORP.

/s/ Chris Bunka
Chris Bunka
CEO, Principal Executive Officer

Date:	July 25, 2016